UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2016

BUSINESS FIRST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Louisiana	333-200112	20-5340628
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Laurel, Suite 100 Baton Rouge, Louisiana		70801
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (225) 248-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On July 25, 2016, Business First Bancshares, Inc. (“Business First”) and its wholly-owned subsidiary, Business First Bank (the “Bank”) announced that Steven Champney, the Bank’s Executive Vice President and Chief Financial Officer, will resign from all of his positions with Business First and the Bank effective as of September 30, 2016. Mr. Champney currently serves as Business First’s “principal financial officer” and “principal accounting officer” for SEC reporting purposes, and he will no longer be serving in those capacities following his resignation.

(c)(e)    On July 28, 2016, Business First’s board of directors formally designated Terre Bidwell, the Bank’s Senior Vice President—Accounting and Financial Reporting, as the company’s “principal accounting officer” for SEC certification and reporting purposes, with this designation to become effective immediately. In connection with this appointment, Business First’s board of directors reviewed Ms. Bidwell’s duties, responsibilities and her oversight role with respect to the company’s financial and accounting functions, and determined that she is the appropriate officer to be designated as Business First’s “principal accounting officer,” as that term is used in the Securities Exchange Act of 1934 (the “Exchange Act”) and related regulations.

Terre Bidwell, age 57, joined the Bank in April of 2015 when Business First completed its acquisition of American Gateway Financial Corporation (“AGFC”) and its wholly owned subsidiary, American Gateway Bank. Prior to joining the Bank, she served since June 12, 2006 in various capacities but was most recently the Executive Vice President, Chief Financial Officer for American Gateway Bank, Port Allen, Louisiana. Ms. Bidwell’s duties and responsibilities include management and oversight with respect to Business First’s accounting and SEC reporting functions. Ms. Bidwell is a licensed Certified Public Accountant with more than 35 years of banking and financial accounting experience.

In exchange for her services Ms. Bidwell receives an annual base salary of $164,154.35, and is eligible to participate in the Bank’s regular benefits plans that are available to other senior officers of the Bank. The Bank entered into a change-in-control agreement with Ms. Bidwell in connection with her employment upon completion of Business First’s acquisition of AGFC and American Gateway Bank. Ms. Bidwell does not currently have an employment agreement with Business First or the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 28, 2016

BUSINESS FIRST BANCSHARES, INC.

By:	/s/ David R. Melville, III
David R. Melville, IIII
President and Chief Executive Officer